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                              FORTE SOFTWARE, INC.

               VALUE-ADDED RESELLER LICENSE AND SERVICES AGREEMENT

Customer                   Export Software International
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Address                 11800 Sunrise Valley Drive, Suite 820
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City             Reston                State    VA          Zip      22091
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This Value-Added Reseller License and Services Agreement (the "Agreement") is
entered into between Forte Software, Inc., a California corporation ("Forte") and Reseller for the purpose of setting forth the terms and conditions upon which Forte shall grant to Reseller a license to use the Products listed on Exhibit B attached hereto.

The Effective Date of this Agreement is July 19, 1996.

FORTE:                                       RESELLER:

FORTE SOFTWARE, INC.                         Export Software International
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Signature:                                   Signature:
          ---------------------------------         ----------------------------
Name:                                        Name:
          ---------------------------------         ----------------------------
Title:                                       Title:
          ---------------------------------           --------------------------


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                              TERMS AND CONDITIONS

                  Forte Software, Inc. (Forte) and the reseller identified on the signature page (reseller) hereby agree that the following terms and conditions will apply to each license granted and to all services provided under this Agreement.

        1. DEFINITIONS

               1.1 "Application Specific Licenses" shall mean Licenses which shall be limited for use solely for the purpose of running the Reseller's Application Program as specified in the Application Package Attachment. The Application Specific License may also be used to modify or customize the Reseller's Application Program to fit the Sublicensee's own particular operational needs. The Application Specific License is limited for use only on the specified Reseller Application Program and may not be used for any other development or deployment purposes with the Reseller or Sublicensees.

               1.2 "Client Environment" shall mean a hardware/operating system/graphical user interface combination on which the Product, or any portion thereof, is run.

               1.3 "Core System" shall mean the Products bundled for Reseller use, defined and priced as such in the Price List.

               1.4 "Designated Reseller Developer" shall mean a arson within Reseller with a valid user ID issued by Forte for developing applications with the Product.

               1.5 "Designated System" shall mean the computer hardware and operating system(s) designated on the relevant Order Form for use in conjunction with a Sublicensed Program or a Development License.

               1.6 "Documentation" shall mean the user manual, training manuals, consulting papers, operator instructions and other written material furnished by Forte in conjunction with the Products.

               1.7 "Effective Date" shall mean the date so specified on the signature page or the applicable Order Form.

               1.8 "Order Form" shall mean Forte's standard form for ordering Product licenses and services attached as Exhibit B. When completed and signed by both parties, the Order Forms (including the Signature Page of this Agreement) shall document the Product licenses which have been granted and the services which are to be provided under this Agreement.

               1.9 "Price List" shall mean Forte's standard product list and fee schedule that is in effect at the time a Produce license or service is ordered by the Reseller.


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               1.10 "Product" or "Products" shall mean the computer software owned or distributed by Forte for which Reseller is granted a license pursuant to this Agreement, and subsequent Updates thereto, whether in printed or machine readable form.

               1.11 "Reseller Sublicense Addendum" shall mean the addenda to this Agreement specifying additional Sublicense terms and Sublicense rates and fees far the various types of Sublicenses which may be granted by the Reseller.

               1.12 "Sewer Environment" shall mean a hardware/operating system combination (e.g., VAX/VMS or Sequent/Dynix) on which the Product, or any portion thereof, is run.

               1.13 "Standard Technical Support" shall mean the technical support services specified in Section 3.1 of this Agreement.

               1.14 "Sublicense" shall mean a nonexclusive, nontransferable right to use an Application Specific License granted by the Reseller under a Reseller Addendum to an end user to use a copy of the Application Specific Licenses) with the Value-Added Package. "Sublicensee" shall mean a third party who is granted a Sublicense of the Products) with the Value-Added Package for such parry's own internal business purposes and not for purposes of any further distribution.

               1.15 "Supported License" shall mean a Product license for which the Reseller has a current order for annual Standard Technical Support.

               1.16 "Updates" shall mean updated versions of the Products and Documentation which encompass logical improvements, extensions and other changes to the Products which are generally made available to Product Licensees at no additional license fee.

               1.17 "User" unless otherwise specified in the Order Form, shall mean a specific individual employed by Reseller who is authorized by Reseller to use the Product(s), regardless of whether the individual is actively using the Products) at any given time. With respect to a Sublicense; "User" shall mean Concurrent Users which is the maximum number of "logged-in" persons of the Sublicensee that are licensed to use the product at any one period of time.

               1.18 "Value-Added Package" shall mean the hardware or software products or services having Value-Added which are developed, sold, and/or licensed with the Products to a sublicensee by the Reseller, as provided under the applicable Attachment, to satisfy such Sublicensee's internal business requirements and objectives.

        2.  LICENSE GRANT

               2.1 Development License and Trial Licenses. Forte grants to Reseller a nonexclusive license to use the Development Licenses Reseller obtains under this Agreement, as follows:

                    (a) To develop or prototype the Value-Added Package on the Designated System or on a backup system if the Designated System is inoperative

                    (b) To demonstrate the Product to potential Sublicenses. solely in conjunction with the Value-Added Package.

                    (c) To provide training and technical support to employees and customers solely in conjunction with the Value-Added Package.

                    (d) To use the Documentation provided with the Products) in support of Reseller's authorized use of the Product(s).

                    (e) To copy the Product(s) for archival or backup purposes; no other copies shall be made without Forte's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Products) are subject to the terms of this Agreement.

                    (f) The Reseller may order temporary trial Demonstration Licenses ("Trial Licenses") for its evaluation purposes only, and not for development or prototype purposes for use during a period specified in the Order Form. Each Order Form for Trial Licenses shall clearly state the trial period and shall identify that the order is for a Trial License.

                    (g) The number of Designated Developers located at the specified location is restricted to the number set forth in the applicable Order Form and is restricted to the particular Client and Server Environment the Reseller is licensed for as set forth in the Order Form.

        2.2 Sublicensing.

                    (a) License to Sublicense Programs

               As further set forth in the applicable Reseller Addendum, Forte hereby grants the Reseller a nonexclusive, nontransferable license to market and grant Sublicenses as set forth in such Reseller Addendum. The Reseller shall only have the right to Sublicense Programs pursuant to an effective Reseller Addendum between the parties hereto.

               Reseller shall Sublicense the Products solely through a written Sublicense agreement as provided under Section 2.2B. Upon Forte's request, the Reseller shall provide Forte with a copy of the Reseller's standard Sublicense agreement.

                    (b) Sublicense Agreement

               Every Sublicense agreement shall include, at a minimum, contractual provisions which:

                         (1) Restrict use of the Products to object code form on
designated system by a maximum number of Users for the Sublicensee's own internal data processing only.

                         (2) Prohibit transfer or duplication of the Products
except for temporary transfer in the event of CPU malfunction and a single backup or archival copy.


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                         (3) Prohibit assignment, timesharing, or rental of the
Products.

                         (4) Prohibit use of the Products for any purpose
outside the scope of the Application Specific License used in conjunction with the Value-Added Package.

                         (5) Prohibit causing or permitting the reverse
engineering, disassembly, or decompilation of the Programs.

                         (6) Prohibit title from passing to the Sublicensee.

                         (7) Disclaim Forte's liability for any damages, whether
direct, indirect, incidental, or consequential arising from the use of the Products.

                         (8) Require the Sublicensee, at the termination of the
Sublicense, to discontinue use and destroy or return to the Reseller the Products, Documentation and all archival or other copies of the Product.

                         (9) Restrict publication of any results of benchmark
tests run on the Products.

                         (10) For Programs Sublicensed, for use in the United
States, prohibit transfer of the Products outside the United States; for Programs Sublicensed for use outside the United States, require the Sublicense to comply fully with all relevant export laws and regulations of the United States to assure that neither the Products, not any direct product thereof, are exported, directly or indirectly, in violation of United States law.

                         (11) Specify Forte as a third party beneficiary of the
Sublicense agreement.

                         (12) Allow the Reseller to comply with Section 5.15 of
this Agreement.

                (c)  Marketing/Sublicensing Practices Products.

                         (1) Avoid deceptive, misleading, illegal, or unethical
practices that may be detrimental to Forte or to the Products.

                         (2) Not make any representations, warranties, or
guarantees to Sublicensees concerning the Product that are inconsistent with or in addition to those made in this Agreement or by Forte.

                         (3) Comply with all applicable Federal, State, and
Local laws and regulations in performing its duties with respect to the Products.

          2.3 Title. Forte shall retain all title, copyright, and other proprietary rights in the Products and any modifications or translations thereof. The Reseller and its Sublicensees do not acquire any rights in the Products other than those specified in this Agreement.


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               2.4 Transfer of Products.

                    (a) Except as otherwise specified in the Order Form, within the United States, a Development License may be transferred to another computer system of like configuration (same model and operating system), or the Designated System may be transferred to another location within Reseller's organization, upon written notice to Forte. All other transfers, including transfer of a Product license outside the United States, shall be permitted only with Forte's prior written consent and shall be subject to Forte's standard transfer fees in effect at the time of the transfer.

                    (b) The rights granted herein are restricted for use solely by the Reseller and may not be assigned or transferred to a third party without the prior written permission of Forte.

               2.5 Verification. On Forte's reasonable request, but not more frequently than semi-annually, the Reseller shall furnish Forte with a signed statement verifying that the Products are being used pursuant to the provisions of this Agreement, and listing the location, type, Designated Developers, Concurrent Runtime Users and location of the Products.

     3. TECHNICAL SERVICES

               3.1 Standard Technical Support Services. So long as Forte continues to offer similar support services to its other general licensees and subject to payment by the Reseller of the applicable fees, Forte will provide annual Standard Technical Support for Supported Licenses as follows:

                    (a) Forte will provide telephone consultation at Forte's service location, to assist the Reseller in identifying, verifying and resolving problems in the use and operation of the Product. Telephone assistance services shall be limited to a written list of Licensee personnel to be separately agreed upon by Forte and the Reseller as listed in Exhibit B.

                    (b) Forte will respond to problem reports concerning the Products submitted by the Reseller to Forte, using the form provided by Forte where possible, including backup material substantiating the Product problem. Upon proper notification of a failure of the Product to perform correctly, which failure can be reproduced at Forte's facility or via remote access to the Reseller's facility, Forte shall use reasonable efforts to correct the failure and to provide the Reseller with correcting Product or a work around to the problem.

                    (c) Forte will provide the Reseller with Updates. For 6 months after the introduction of a new generally available release, Forte will use reasonable efforts to support the previous release of the Product. For Products with annual Update support only, the support services will consist solely of the service specified in this subsection 3.1(c).

          3.2 Renewal of Annual Support Services.

                    (a) Forte will notify the Reseller at least 60 days before the annual support period is scheduled to expire. Fees for annual support are due annually in advance. Such fees will be those in effect at the beginning of the period for which the fees are paid.


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Annual support will terminate unless the Reseller renews for the next year under
Forte's then current policies by providing Forte with a purchase order and/or payment of the next year's fees prior to the expiration date.

                    (b) Forte may, where appropriate, prorate annual support fees so that support for all Products at a specific location are renewable on the same date, even if all the Products were not ordered at the same time.

                    (c) Reseller may reinstate lapsed support services only upon payment of the back support fees specified in the Price List, plus current year's support fees:

          3.3 Rights to Developments. This Agreement will govern the Reseller's use of any enhancements, data, and information provided by Forte in the course of providing any technical services. Any ideas, know-how, techniques, and software which may be developed by Forte, including any enhancements or modifications made to the Products, shall be the property of Forte.

          3.4 Incidental Expenses. With respect to any onsite services requested by the Reseller, such services will be performed at Forte's standard consulting rates plus reimbursement of reasonable travel and out-of-pocket expenses incurred.

     4. FEES, INVOICING, PAYMENT & TAXES

          4.1 License Fees and Sublicense Fees. The Reseller may order VAR Kit(s) with all of the associated products at the VAR Kits license fees as specified on the applicable Order Form on Exhibit B. The Reseller may also order standard Development and Deployment licenses for internal operations as specified on the Price List on Exhibit A. For each copy of the Product Sublicensed by the Reseller, the Reseller agrees to pay Forte a Sublicense fee as set forth in the applicable Reseller Sublicense Addendum.

          The Reseller is free to determine unilaterally its own license fees to its Sublicensees. If the Reseller or a Sublicensee increases the licensed number of Users, the Reseller will pay additional Sublicense fees to Forte at the rates specified and in effect at the time the increase occurs.

          4.2 Invoicing and Payment of License and Sublicense Fees. Invoices for payment of license and sublicense fees shall be payable on the Effective Date of the applicable Order Form. Reseller will provide Forte with a written purchase order for licenses at the time of execution of an Order Form. All other applicable fees shall be payable when invoiced at a place of Forte choosing as specified on the invoice. All fees shall be deemed overdue if they remain unpaid 30 days after they become payable. If the Reseller's procedures require that an invoice be submitted against a purchase order before payment can be made, the Reseller will be responsible for issuing such purchase order 30 days before the payment due date. All overdue amounts shall become interest at the rate of one and one-half percent (1-1/2%) per month or the maximum legal rate, if less, however, nothing herein shall limit Forte's right to terminate this Agreement under Section 6.


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          4.3 Technical Service Fees. Technical services ordered by Reseller for
Development Licenses will be provided under Forte's Technical Support policies and rates in effect on the date Technical Support is ordered.

          4.4 Invoicing and Payment of Technical Service Fees. Invoices for payment of the first year of Technical Support fees shall be due and payable 6 months after the Effective Date of the applicable Order Form. Reseller will provide Forte with a written purchase order for licenses and support at the time of execution of an Order Form. All other applicable fees shall be payable when invoiced at a place of Forte's choosing as specified on the invoice. All fees shall be deemed overdue if they remain unpaid 30 days after they become payable. If the Reseller's procedures require that an invoice be submitted against a purchase order before payment can be made, the Reseller will be responsible for issuing such purchase order 30 days before the payment due date. Technical Support will terminate unless the Reseller issues payment by said due date.

          4.5 Taxes. The fees listed in this Agreement do not include taxes. The Reseller shall pay or reimburse Forte for all sales, use, excise, property, value-added, or other federal, state or local taxes or any documentary, stamps or duties whether withholding or otherwise, or am similar assessments based on the licenses granted in this Agreement, the services provided under this Agreement or on the Reseller's use of the Products; provided that, the Reseller shall have no responsibility for income taxes imposed on Forte by any taxing authority.

     5.  RECORDS

          5.1 Records Inspection. The Reseller shall maintain books and records in connection with activity under this Agreement. Such records Shall include executed Sublicense agreements and the information required under a Reseller Addendum. Forte may, at its expense, audit the executed Sublicensee lists, the number of copies of Programs used or Sublicensed by the Reseller, the Computers on which the Programs are installed, and the number of Users using the Programs upon reasonable notice to the Reseller. Forte may audit the relevant books and records of the Reseller to ensure compliance with the terms of this Agreement Any such audit shall be conducted during regular business hours at the Reseller's offices and shall not interfere unreasonably with the Reseller's business activities. If an audit reveals that the Reseller has underpaid fees to Forte, the. Reseller shall be invoiced for such underpaid fees based on the Price List in effect at the time the audit is completed. If the underpaid fees are in excess of five percent (5%), then the Reseller shall pay Forte's reasonable costs of conducting the audit. Audits shall be made no more than once annually.

          5.2 Notice of Claim. The Reseller mill notify the Forte legal department promptly in writing of (a) Any claim or proceeding involving the Programs that comes to its attention; and (b) all claimed or suspected defects in the Programs; and (c) Any material change in the management or control of the Reseller.

          5.3 Sublicensee Contact List. Every 90 days Reseller. shall provide to Forte a listing of new Sublicensees that have been contracted during the 90 day period. The list shall


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include company name, contact name, phone number, and address so Forte may contact customer to address any opportunities outside of the Value-Added Package solution.

     6.  TERMS AND TERMINATION

          6.1 Term. This Agreement and each license granted hereunder shall remain in effect perpetually (if not otherwise specified on the Order Form), unless terminated as provided in Paragraph 6.2 below. The term of each Reseller Addendum hereunder shall be as forth in such Addendum.

          6.2 Termination. The Reseller may terminate this Agreement, any license, or the Reseller Addendum at any time. Forte may terminate this Agreement, any license, or the Reseller Addendum upon written notice if the Reseller breaches this Agreement and fails to correct the breach within thirty
(30) days following written notice specifying the breach.

          6.3 Effect of Termination. Upon expiration or termination of a Reseller Addendum or this Agreement, all the Reseller's right to market, Sublicense, and use the Programs as set forth in such Reseller Addendum or this Agreement shall cease.

                  The termination of this Agreement, a Reseller Addendum, or any license shall not limit either party from pursuing any other remedies available to it including injunctive relief, nor shall such termination relieve Reseller's obligation to pay all fees that have accrued or that Reseller has agreed to pay under any Order Form or other similar ordering document under this Agreement. The parties' rights and obligations under Sections 2.3, 2.4, 2.5, and Articles 5, 6, 7, 8 shall survive termination of this Agreement

                  If Reseller materially breaches this Agreement, including failing to make any payments required hereunder when due under any Order Form or other similar ordering document to this Agreement, then Forte may declare all sums due and to become due hereunder immediately due and payable.

          6.4 Return of Products upon Termination. If a license granted in this Agreement expires or otherwise terminates, the Reseller shall (i) cease using the applicable Products, and (ii) represent in writing to Forte in writing within one month after termination that the Reseller has destroyed or has returned to Forte the Products, Documentation and all copies. This requirement applies to copies and storage in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials.

     7.  WARRANTIES, REMEDIES, LIMITATION OF LIABILITY

          7.1 Infringement Indemnity.

               (a) Forte will defend and indemnify the Reseller alt costs (including reasonable attorneys fees) arising from a claim that Products furnished and used within the scope of this Agreement infringe a United States copyright or United States patent provided that (i) the Reseller notifies Force in writing within 30 days of the claim, (ii) Forte has sole control of the defense and all related settlement negotiations, and (iii) the Reseller provides Forte with the


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assistance, information, and authority necessary to perform the above;
reasonable out-of-pocket expenses incurred by the Reseller in providing such assistance will be reimbursed by Forte.

               (b) Forte shall have no liability for any claim of infringement based on (i) use of a superseded or altered release of Products if such infringement would have been avoided by the use of a current unaltered release of the Products that Forte provides to the Reseller, or (ii) the combination, operation, or use of any Products furnished under this Agreement with programs or data not furnished by Forte if such infringement would have been avoided by the use of the Products without such programs or data.

               (c) In the event the Products are held or are believed by Forte to infringe, Forte shall have the option, at its expense, to (i) modify the Products to be noninfringing, (ii) obtain for the Reseller a license to continue using the Products, (iii) substitute the Products with other software reasonably suitable to Reseller, or (iv) terminate the license for the infringing Products and refund the license fees paid for those Products, prorated over a five-year term from the Effective Date of the applicable Order Form. This Section 7.1 states Forte's entire liability for infringement.

          7.2 Product Warranty. For each Supported License, Forte warrants for a period of 30 days from the Effective Date that the Products, unless modified by tae Reseller, will perform the functions described in the Documentation when operated on the specified platform. Forte does not warrant that the Products will meet Reseller's or Sublicensee's requirements, that the Products will operate in the combinations which Reseller or Sublicense may select for use, that the operation of the Products will be uninterrupted or error-free, or that all Product errors will be corrected. Forte will undertake to correct any reported error condition in accordance with its Technical Support policies. If Forte is unable to make the Products operate as warranted, the Reseller shall be entitled to recover the applicable license fees paid to Forte. Such recovery shall be the Reseller's sole and exclusive remedy for such breach of Product warranty.

          As an accommodation to the Reseller, Forte may supply the Reseller with preproduction releases of Products, labeled "Alpha" or "Beta." These releases are not suitable for production use. Forte does not warrant in any manner preproduction releases; these releases are distributed "as is." If Reseller does not obtain Technical Services support the Products are distributed "as is."

          The Reseller shall not make any warranty on Forte's behalf.

          7.3 Media Warranty. Forte warrants the types, diskettes, or other media delivered to Reseller to be free of defects in materials and workmanship under normal use for 90 days from the Effective Date. During the 90-day period, the Reseller may return defective media to Forte and it will be replaced without charge. Replacement of media is the Reseller's sole and exclusive remedy in the event of a media defect.

          7.4 Services Warranty. Forte warrants that its technical services will be of a professional quality conforming to generally accepted industry standards and practices. This warranty shall be valid for 90 days from completion of service. If Forte is unable to perform the services as warranted, the Reseller shall be entitled to recover the fees paid to Forte for such


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deficient services. Such recovery shall be the Reseller's sole and exclusive remedy for such breach of services warranty.

          7.5 Limitations of Warranties. THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          7.6 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, LOSS OF PROFITS OR REVENUE, LOSS OF DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT WITH RESPECT TO SECTION 7.1, FORTE'S LIABILITY FOR DAMAGES HEREUNDER SHALL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID BY THE CUSTOMER UNDER THIS AGREEMENT, AND IF SUCH DAMAGES RESULT FROM THE CUSTOMER'S USE OF THE PRODUCT, SUCH LIABILITY SHALL BE LIMITED TO LICENSE FEES PAID, PRORATED OVER A FIVE-YEAR TERM FROM THE EFFECTIVE DATE OF THE RELEVANT LICENSE.

          The provisions of this Section 6 allocate the risks under this Agreement between Forte and the Reseller. Forte's pricing reflects this allocation of risk and the limitation of liability specified herein.

          7.7 Indemnification of Forte. The Reseller agrees to enforce the terms of its Sublicense agreements required by this Agreement and to inform Forte of any known breach of such terms. The Reseller will defend and indemnify Forte against:

               (a) All claims and damages to Forte arising from any use by the Reseller or its Sublicensees of any product not provided by Forte but used in combination with the Programs if such claim would have been avoided by the exclusive use of the Programs;

               (b) All damages to Forte caused by the Reseller's failure to include the required contractual terms set forth in Section 2.2B hereof in each Sublicense agreement; and

               (c) All damages to Forte caused by Sublicensees' breach of any of the applicable provisions required by Section 2.2 hereof.

     8. GENERAL TERMS

          8.1 Nondisclosure. By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the Products, information related thereto and all information clearly marked as confidential.


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

               A party's Confidential Information shall not include information which (i) is or becomes a part of the public domain through no act or omission of the other party; or (ii) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; or (iii) is lawfully disclosed to the other party by a third party without restriction on disclosure, or (iv) is independently developed by the other party. Results of benchmark tests run by the Reseller may not be disclosed unless Forte consents to such disclosure in writing.

               The parties agree, both during the term of this Agreement and for a period of five (5) years after termination of this Agreement and of all licenses granted hereunder, to hold each other's Confidential Information in confidence. The parties agree not to make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or __________ in violation of the provisions of this Agreement.

          8.2 Governing Law and Jurisdiction. This Agreement shall be governed and construed under the laws of the State of California, as applied to agreements executed and performed entirely in California by California residents and in no event shall this Agreement be governed by the United Nations Convention on Contracts for the International Sale of Goods. In any legal action relating to this Agreement the Reseller agrees (i) to the exercise of jurisdiction over it by a state or federal court in San Francisco or Alameda County, California; and (ii) that if the Reseller brings the action, it shall be instituted in one of the courts specified in subparagraph (i) above. Forte may institute legal action in any appropriate jurisdiction.

          8.3 Copyrights. The Products are copyrighted by Forte. The Reseller shall retain all Forte copyright notices on the Products used by the Reseller under its Development Licenses. The Reseller shall include the following on all copies of the Products distributed by the Reseller:

               (a) A reproduction of Forte's copyright notices; or

               (b) A copyright notice indicating that the copyright is vested in the Reseller containing the following:

                    (1)  A "c" in a circle and the word "copyright";

                    (2)  The Reseller's name;

                    (3)  The date of copyright; and

                    (4)  The words "All Rights Reserved."

          Such notices shall be placed on the Documentation, the sign-on screen for any application package incorporating the Products, and the diskette or tape labels. Notwithstanding any copyright notice by the Reseller to the contrary, the copyright to the Product included in any such application package shall remain in Forte. Other than as specified above, on any


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reproduction or translation of any Products, Documentation, or promotional material, the Reseller agrees to reproduce Forte copyright notices intact.

          8.4 Trademarks. "Forte" and any other trademarks and service marks adopted by Forte to identify the Products and other Forte products and services belong to Forte; the Reseller will have no rights in such marks except as expressly set forth herein and a specified in writing from time to time. Reseller's use of Forte's trademarks shall be under Forte's trademark policies and procedures in effect from time to time. The Reseller agrees not to use the trademarks "Forte," or any other mark likely to cause confusion with the trademark "Forte" as any portion of the Reseller's tradename, trademark for the Reseller's Application Packages, or trademark for any other products of the Reseller. The Reseller shall have the right to use the trademark "Forte" and other Forte trademarks solely to refer to Forte Programs, products and services.

          The Reseller agrees with respect to each registered trademarks of Forte, to include in each advertisement, brochure, or other such use of the trademark. the trademark symbol "circle R" and the following statements:

          _______ is a registered trademark of Forte Software Inc., Oakland, California.

          Unless otherwise notified in writing by Forte, the Reseller agrees, with respect to every other trademark of Forte, to include in each advertisement, brochure, or other such use of the trademark, the symbol "TM" and the following statements:

          _______ is a trademark of Forte Software Inc., Oakland, California.

          The Reseller shall not market the Forte Programs in any way which implies that the Forte Programs are the proprietary product of the reseller or any party other than Forte. Forte shall not have any liability to the Reseller for any claims made by third parties relating to the Reseller's use of Force's trademarks.

          8.5 Relationship between Parties. In all matters relating to this Agreement, the Reseller will act as an independent contractor. The relationship between Forte and the Reseller is that of licenser/licensee. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the party, nor to represent the other party capacity. Nothing in this Agreement shall be construed to limit either party's right to independently develop or distribute software which is functionally similar to the other party's product, so long as proprietary information of the other party is not used in such development.

          8.6 Notice. All notices, including notices of address change, required to be sent hereunder shall be in English and in writing and shall be deemed to have been received ten (10) days after having been properly mailed, postage prepaid, to the first address listed in the relevant Price List (if the Reseller) or to the Forte address on the Price List (if to Forte).

          To expedite order processing, the Reseller agrees that Forte may treat documents faxed by the Reseller to Forte as original documents: nevertheless, either party may require the other to exchange original signed documents.

          8.7 Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

          8.8 Waiver. The waiver by either party of any default or breach of this Agreement shat not constitute a waiver of any other or subsequent default or breach.

          8.9 Export Administration and U.S. Government Rights. If the Products are far use outside the United States, the Reseller agrees to comply fully with all relevant regulations of the United States Department of Commerce and with the United States Export Administration Act to assure that the Products and media are not exported in violation of United States law. Products and Documentation are provided with Restricted Rights. Use, duplication or disclosure by the U.S. government is subject to restrictions as set forth in Subparagraph (c)(1)(i) of the Rights in Technical Data and Computer Software Clause at 252.227-7013.

          8.10 Federal Government Sublicenses. If the Reseller grants a Sublicense to the Unites States Government, the Programs shall be provided with "Restricted Rights" and the Reseller will place a lend, in addition to applicable copyright notices, on the documentation, and on the tape or diskette label, substantially similar to the following:

          8.11 Restricted Rights Legend. "Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Department of Defense Regulations Supplement ("DFARS") 252.227-701, Rights in Technical Data and Computer Software (October 1988) and Federal Acquisition Regulations ("FAR") 52.227-14, Rights in Data General, including Alternate III (June 1937), as applicable. Force Software Inc., 1800 Harrison Street, 15th Floor, Oakland, California 94612."

          8.12 Nonassignability and Binding Effect. Any attempted assignment of the rights or delegation of the obligations under this Agreement shall be void without the prior written consent of the nonassigning or nondelegating parry. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the relevant provisions shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

          8.13 Force Majeure. Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement or any Exhibit, except far payment obligations, during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, provided that the party experiencing the delay promptly notifies the other of the delay.

          8.14 Remedies. The parties stipulate that the legal remedies of Forte in the event of any default or threatened default by Reseller in the performance of or compliance with any of the terms of this Agreement are not and shall not be adequate, and that such terms may be specifically enforced by a decree for specific performance of any agreement contained herein or by an injunction against a violation of any of the terms of this Agreement or otherwise. No remedies in this Agreement are exclusive of any other remedies but shall be cumulative and shall include all remedies available hereunder or under any other written agreement or in law or equity, including rights of offset.

          8.15 Attorney's Fees. In the event that any legal action, including arbitration, is required in order to enforce or interpret any of the provisions of this Agreement, the prevailing party in such action shall recover all reasonable costs and expenses, including attorney's fees, incurred in connection therewith.

          8.16 Inherently Dangerous Applications. The Products are not specifically developed, or licensed for use in any nuclear, aviation, mass transit, or medical application or in any other inherently dangerous applications. The Reseller agrees to notify each Sublicensee of the Reseller of this limitation. The Reseller hereby agrees, and each Sublicensee shall agree, that Forte shall not be liable for any claims or damages arising from such use if the Reseller or its Sublicensees use the Products for such applications. The Reseller agrees to indemnify and hold Forte harmless from any claims for losses, costs, damages, or liability arising out of or in connection with the use of the Products in such applications.

          8.17 Entire Agreement. This Agreement constitutes the complete agreement between the parties and supersedes all previous agreements or representations, written or oral, with respect to the Products and services specified herein. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party.

          It is expressly agreed that any term and conditions of the Reseller's purchase order shall be superseded by the terms and conditions of this Agreement This Agreement shall also supersede the terms of any unsigned license agreement included in a package for Forte-furnished microcomputer software.

               RESELLER APPLICATION SPECIFIC SUBLICENSE ADDENDUM A

          This document (the "Addendum") is between Forte Software Inc. (Forte) and Export Software International (the "Reseller") shall be governed by the terms of the Reseller Agreement between the Reseller and Forte effective ____________, 19___ (the "Agreement") and the terms set forth below.

     1.  SUBLICENSES

          1.1 Sublicense Programs and Terms. The Reseller may only Sublicense Application Specific Programs for which the Reseller has previously acquired a Supported Development License for the applicable Designated System. The Reseller shall have the right to market and grant Sublicenses of Application Specific Programs under the conditions set forth in the Agreement and under the following restrictions:

               (a) Sublicense Application Specific Programs with the Application Program in the Application Package for use on Designated Systems to Sublicensees. Each copy of the Application Specific Program distributed shall be for the Sublicensee's own internal use in the Territory only on the Designated System(s) limited to a maximum number of Users;

               (b) Make and deliver to the Sublicensee a single copy of the Application Specific Programs in the Application Package for each Sublicense granted; and

          The Reseller shall use all practical means available, both contractual and technical, to control the restricted use of each Application Specific Program Sublicense. If a Sublicensee uses the Application Specific Program beyond the limited functionality described in Section 1.2 hereof, the Reseller or Distributor shall immediately notify the Sublicensee of such unauthorized use and if the Sublicensee fails to discontinue such unauthorized use following notification either terminate the Sublicense or forward to Forte one hundred percent (100%) of the applicable Full Use standard Product license fees in effect at the time the payment is made to Forte together with a written request by the Sublicensee for a Full Use Product license from Forte. Forte must approve, in writing, the Sublicensee's request before continued use of the Programs by the Sublicensee shall be deemed authorized.

          1.2 Application Specific Licenses. For the purposes of this Addendum, "Application Specific Licenses" shall mean Licenses which shall be limited for use solely for the purpose of running the Resellers Application Program as specified in the Application Package Attachment. The Application Specific License may also be used to modify or customize the Resellers Application Program to fit the Sublicensee's own particular operational needs. The Application Specific License is limited for use only on the specified Reseller Application Program and may not be used for any other development or deployment purposes with the Reseller or Sublicensees.

          1.3 Value-Added Package. For the purposes of this Addendum, "Application Program(s)" shall mean the Reseller's value-added application software, described in the attached Application Package Attachment with which the Application Specific Programs are coupled. "Application Package(s)" shall mean the Application Specific Programs coupled with the

Application Programs. For purposes of the Agreement, the Application Program shall be regarded as the Reseller's Value-Added Package.

          1.4 Trial Sublicenses. The Reseller and its Distributors shall be entitled to grant, at no charge, up to a maximum combined total of ten (10) temporary Trial Sublicenses of the Application Package at any one time. Such Sublicenses shall be far evaluation purposes only and shall be for a period not to exceed thirty (30) days. The Reseller shall pay Forte Sublicense fees for any Trial Sublicenses in excess of thirty (30) days. Each such Trial Sublicense shall be Sublicensed under a Sublicense agreement.

          1.5 Distributors. Forte grants the Reseller the right to appoint third parties (. Distributors") to market and' Sublicense the Application Specific Programs in the Territory, under the terms of the Agreement and this Addendum. However, Distributors shall have no right to make copies of the Programs for Sublicensing and shall obtain all such Programs from the Reseller. Each Distributor shall execute a written agreement with the Reseller binding the Distributor to provisions substantially similar to those contained in Sections 2.2, 2.3, 2.4, 5.1, 5.2, 6.1, 6.2, 6.3, 7.2, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7,
8.8, 8.9, 8.10, 8.11, 8.12, 8.13, and 8.15 of the Agreement and to those contained in Sections 1 (except 1.5), 3, 4, 5, and 6 of this Addendum Each obligation of the Reseller under such provisions shall also be applicable to each Distributor. Each Distributor agreement shall also contain any other provisions necessary for the Reseller to satisfy its commitments under the Agreement. .

          In addition, the Reseller shall keep executed Distributor agreements and records of the Distributor information required under the Reseller's Sublicense reports, and shall allow Forte to inspect such information as specified under the Agreement. The Reseller will defend and indemnify Forte against all damages to Forte caused by (i) the Distributors' failure to include the required contractual terms set forth in Sections 2.2B of the Agreement in each Sublicense agreement, and (ii) the Distributors' breach of any of the applicable provisions required by in its Distributor agreement.

          1.6 Documentation. The Reseller shall be responsible for providing documentation for Sublicensees. The Reseller shall have the right to incorporate portions of the Documentation into the Reseller's documentation subject to the provisions of Section 8.3 of the Agreement

     2.  SUBLICENSE FEES

          2.1 Sublicense Fees and Rate. For each copy of the Programs Sublicensed by the Reseller, the Reseller agrees to pay Forte a Sublicense fee equal to fifteen percent (15%) of the Reseller Application Package List Price. The Sublicense fee shall be calculated effective the date the Application Package is shipped.

          As further specified in Section 6 of this Addendum, Sublicense fees shall be due and payable with each applicable Sublicense report.

          Within thirty (30) days after each anniversary during the Term of this Addendum, Forte and the Reseller shall renegotiate the Sublicense fee percentage rate set forth above based on the actual amount of cumulative Sublicense fees received by Forte hereunder. If the parties have not agreed in writing on the Sublicense fee percentage rate for the next annual period, the Reseller's right to Sublicense Application Specific Programs shall cease until the parties hereto mutually agree in writing on a new Sublicense fee rate percentage for Sublicenses of Application Specific Programs.

          2.2 Price List for Sublicenses. Notwithstanding any other provision of the Agreement, the applicable Reseller Price List for determining Sublicense fees shall be the standard Forte Sublicense Fee rate as a percentage of the Reseller Application Package List Price in effect at the time the Application Package is Sublicensed.

          Notwithstanding any other provision of this Agreement, if the Reseller issues a written Sublicense quote and such quote accepted by the applicable Sublicensee, for a period of ninety (90) days after the date of submission of the quote to the Sublicensee, the Sublicense fee applicable to the Programs identified in the quote shall be based on the Reseller Price List in effect on such date.

          2.3 Users. The Sublicense fee for a Program shall be based and priced on the applicable User Level for the maximum number of Users for such Program, as specified in the Reseller Price List. The Reseller shall have the right to Sublicense Programs on any User basis specified in the Reseller Price List in effect at the time the applicable Program is Sublicensed.

     3. TERM

                  This Addendum shall become effective on the Effective Date of this Addendum and shall be valid for three (3) years (the "Term") from the Product Shipment Date, unless terminated as provided in the Agreement. For the purposes of this Section, the term "Product Shipment Date" shall mean the earlier of the date on which an Application Package is first shipped by the Reseller or the first anniversary of the Effective Date of this Addendum. Any renewal of this Addendum shall be subject to re-negotiation of terms and fees. Unless the expiration or termination is for default by the Reseller, the Reseller may continue using the release of the Programs then in the Reseller's possession on the Designated Systems for which Development Licenses were granted, solely for the purpose of continuing technical support for Sublicenses granted prior to termination. Such continued use of the Programs shall be subject to all the provisions of this Agreement, including, without limitation, payment of the Technical Support Fees specified herein.

     4. TERRITORY

                  The Reseller shall have the right to market and grant Sublicenses of Programs in the United States only (the "Territory").

     5. TECHNICAL SUPPORT

          5.1 Technical Support for Sublicensees

               (a) Installation. The Reseller or its Distributors will be responsible for any assistance needed to install the Application Package at Sublicensee sites.

               (b) Sublicensing Support. The Reseller is responsible for providing all technical support, training and consultations to its Sublicensees and Distributors. In consideration of the payments specified in Section 5.2, the Reseller shall have the right to use the Forte Technical Support services acquired for its Supported Development Licenses to provide technical support services to its Sublicensees as further set forth in the Agreement. The Reseller shall continuously maintain Forte Technical Support services for the Development Licenses during the period during which Reseller provides technical support services to any Sublicensees. Any questions from the Reseller's Sublicensees or Distributors will be referred by Forte to the Reseller.

          5.2 Technical Support Fees. For Technical Support services far Sublicensees, each September 1 on an accrued basis, the Reseller agrees to pay Forte annual Technical Support Fees for the cumulative Sublicenses ordered up and through that years September 1 effective date. The Reseller agrees to pay Forte annual Technical Support Fees for each Application Specific Program Sublicensed under this Addendum, a previous Reseller Addendum, or a previous distribution agreement between the parties hereto where the Sublicensee received technical support services for such Application Specific Program during the applicable support period (up and to September 1 on an annual basis).

          Annual Technical Support Fees for a Program shall be equal to the applicable Sublicense Technical Support percentage rate of Reseller cumulative Sublicense Fees accrued to Forte up and to September 1 annually. Technical Support Fees payable hereunder for a Application Specific Program are payable to Forte annually, on September 1 of each year.

     6. SUBLICENSE REPORTS

        Within thirty (30) days of the last day of each month, the Reseller shall send Forte a report detailing for the month:

          (a) For each Sublicensed Application Package shipped during the prior month, Sublicensee name, address, make/model and operating system of the Designated System, date of shipment, Application Specific Programs shipped, maximum number of licensed Users, whether the Sublicense is a Trial Sublicense, and total Sublicense fees and Technical Support Fees due to Forte;

          (b) For each Application Program licensed to end-users to be used with previously installed software licensed by Forte in conjunction with the Application Program, Sublicensee name, address, make/model and operating system of the cpu, and date of installation; and

          (c) The Distributor agreements executed during the prior month, including names and addresses of the Distributors. The Reseller shall require its Distributors to report this information to the Reseller on a monthly basis and will include it in the report for the month in which the Reseller received the information. The Reseller shall provide Forte with payment of all fees required under the monthly report with such report in the form of a check made out in the amount of such fees.

     7. ADDITIONAL LICENSES

          During the Term, the Reseller may order production release versions of Forte off-the-shelf Products available as production release as of the Effective Date of this Addendum and listed on the Price List in effect as of such date. The license fee for Development Licenses shall be equal to Forte's standard Reseller list license fees in effect when an order is placed. The Reseller may obtain Technical Support services form Forte for such Products under Forte's applicable Technical Support fees and policies in effect when such services are ordered.

The Effective Date of this Addendum shall be July 19, 1996.

Executed by Forte Software, Inc.           Executed by Reseller:

Signature:                                 Signature:
              ----------------------------            --------------------------
Name:                                      Name:
           -------------------------------            --------------------------
Title:                                     Title:
           -------------------------------           ---------------------------

Forte Software, Inc.
1800 Harrison Street, 15th Floor
Oakland, CA 94065

(510) 869-3400
Forte is a registered trademark of Forte Software, Inc.

                                  ADDENDUM C to
               VALUE-ADDED RESELLER LICENSE AND SERVICES AGREEMENT
         BETWEEN Vastera, Inc. (formerly Export Software International)
                                       AND
                              Forte Software, Inc.

                  This Addendum C shall amend the value-added Reseller License and Services Agreement dated July 19, 1996 and Reseller Application Specific Sublicense. Addendum A thereto (collectively, the "Agreement") between Vastera Inc. (formerly Export Software International) ("Reseller") and Forte Software, Inc. ("Forte") as of the Effective Date indicated below. Other than the amendments listed below, the terms and conditions of the Agreement remain unchanged and in full force and. effect. In the event of any conflict between the Agreement and this Addendum C, Addendum C shall govern. Capitalised terms herein shall have the same meaning as in the Agreement, unless otherwise indicated.

     1. Reseller shall pay Forte a nonrefundable license fee of $750,000 payable as follows: $250,000 due upon execution of the agreement, $250,000 due on or before March 1, 1999 and $250,000 tine on or before June 1, 1999. Upon execution of this Addendum, such payment obligation is noncancellable. In consideration for such license fee:

          A. Forte agrees to extend the term of the Agreement for 3 years from the Effective Darn below ("Extended Term").

          B. Reseller shall have a license for 50 additional Designated Developers to be used in accordance with the Agreement.

          C. The Sublicense fee rate of Section 2.1 will lx reduced as provided below.

     2. Replace the fast paragraph of Section 2.1 with the following:

          "For each copy of the Application Package Sublicensed by the Reseller to a New Customer for use worldwide, the Reseller agrees to pay Forte a Sublicense fee equal to two percent (2%) of the Reseller's Base System List Price. The Sublicense fee will be based on the number of licensed users of the Base System up to a maximum of 8 users. The Sublicense fee shall be calculated effective the dace the Application Package is delivered to the Sublicensee.

          For each copy of the Base System Sublicensed by the Reseller to an Existing Customer, the Reseller agues to pay Forte a Sublicense fee equal to two percent (2%) of the net license fees received from such Existing Customer for such Sublicense."

          Definition of Base Product -- Base product will be defined as the Vastera base product of module for Import Management and for Export Management, or if the two should ever be combined it will be deed as the Base module price for the combination. Base shall exclude current add-on's such as, but not limited to; any (current or future) country modules, technical extensions such as email, fax or Internet capabilities, languages, 3rd party interfaces, additional users beyond, the initial 8, or any other capabilities not packaged and priced as part of the Base module(s). Royalty will be payable should Vastera develop any new products based on the Forte product.

          Where no legal license has transferred including but not limited to demonstration copies, outsourcing, or service bureau operation no payment to Forte shall be due. In the event of a service bureau the company offering the service must have executed a valid royalty bearing agreement. If they have not, a royalty which is equal to the than current import, export or combined price will be assessed and payable to Forte. If Vastera should license software on a per transaction Basis to an end user Vastera shall pay 2 % of the then current list price for export, import or the combination of the two.

     3. Distributors/Resellers

          Vastera resellers and their Distributors shall have the right to distribute Forte products along with our product under a legally binding license agreement protecting both Vastera and Forte's proprietary interest and the reporting by the reseller/distributor to Vastera shall be sufficient reporting for Vastera to Forte. Royalty will be paid on the net revenue (up to 50% discount) to Vastera relating to the Base product module(s) as defined above and up to 8 users.

     4. Forte agrees to list Vastera, Inc. an additional assured on their escrow agreement and provide Vastera documented evidence.

          Forte represents that it has deposited with an escrow agent copies of the source code and reasonable technical documentation for all Products licensed under the Agreement, pursuant to a Technology Escrow Agreement with such escrow agent. Upon Reseller's execution of an instrument enrolling Reseller as a party to the Technology Escrow Agreement, Reseller shall be entitled to receive a copy of the escrowed source code and, documentation from the escrow agent in the event Forte files for bankruptcy, ceases business operations generally or ceases to make available maintenance or support services for the then-current version of the licensed Product. Forte shall pay all relevant escrow fees to the escrow agent arid reserves the right to invoice Reseller for reimbursement of such fees. In the event Reseller receives the escrowed source code and documentation, Reseller shall have the royalty-free, nonexclusive, perpetual right to use such source code solely for internal use in maintaining and supporting the licensed Products, All such source code, as delivered or modified, shall constitute Confidential Information of Forte for purposes of the Agreement, and Reseller shall not disclose the source code or its modifications to others or permit others to copy the source code or modifications thereof. Forte shall update the deposited material promptly after each major update to the licensed Product."

          The parties have executed this Addendum C as of __________, 1998 (the "Effective Date").

Executed by Vastera Software              Executed by Forte Software, Inc.
Signature:                                Signature:
               --------------------------                -----------------------
Name:                                     Name:
           ------------------------------            ---------------------------
Title:                                    Title:
           ------------------------------           ----------------------------